Exhibit 10.20

ELEVENTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER

This ELEVENTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment and Waiver”) is dated as of January 4, 2021 (the “Eleventh Amendment Date”) and is entered into among Products Licensing LLC (the “Products”), Playboy Enterprises International, Inc., (“Parent”), Playboy Enterprises, Inc. (“PEI”), and Yandy Enterprises LLC (f/k/a Y Acquisition Co. LLC), a Delaware limited liability company (the “New Borrower” and together with Products, Parent, and PEI, collectively, “Borrowers”), DBD Credit Funding LLC, as Administrative Agent, and the Lenders whose signatories are affixed hereto.

RECITALS

WHEREAS, the Borrowers, certain Lenders, and Administrative Agent have entered into that certain Credit Agreement dated as of June 24, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, including by the Tenth Amendment to Credit Agreement, dated as of March 27, 2020 (the “Tenth Amendment”), by and among the Borrowers, the Administrative Agent and the lenders party thereto, the “Credit Agreement”; capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Credit Agreement as amended hereby);

WHEREAS, Borrowers and the Required Lenders have agreed to certain modifications to the Credit Agreement, including changes to (i) remove the Excess Cash Collateral Account and (ii) address the transfer of deposit accounts from City National Bank to Bank of California;

WHEREAS, (i) Section 2 of the Tenth Amendment obligates the Borrowers to deliver to the Administrative Agent the audited consolidated balance sheet of PEI and its Subsidiaries and the unaudited balance sheet for Products and its Subsidiaries for the fiscal year ended 2019, together with a certificate signed a Responsible Officer of the Borrower Representative for the fiscal year ended December 31, 2019 (the “2019 Audited Financial Statements”) on or before July 31, 2020, and (ii) the Borrowers delivered the 2019 Audited Financial Statements on September 29, 2020;

WHEREAS, (i) Section 6.13 of the Credit Agreement provides that no Borrower shall open or maintain any bank account for which an Account Control Agreement has not been executed and delivered to the Administrative Agent (the “Control Agreement Requirement”) and (ii) the Borrowers have informed the Administrative Agent and the Lenders that the Parent intends to open a deposit account at the Bank of California, National Association (the “Cash Collateral Account”) in connection with that certain $2,030,000 Irrevocable Standby Letter of Credit, issued on November 19, 2020 by Wells Fargo Bank, N.A. in favor of DE Park Avenue 10960, LLC;

WHEREAS, Borrowers, the Required Lenders party hereto, and Administrative Agent desire to (i) amend the Credit Agreement to effect the agreed changes, (ii) waive any Default or Event of Default arising under the Credit Agreement as a result of the failure of the Borrowers to deliver the 2019 Audited Financial Statements on or before July 31, 2020 and (iii) waive the Control Agreement Requirement solely with respect to the Cash Collateral Account, all as set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)           The definition of “Collection Account” is hereby amended and restated as follows:

““Collection Account” means each of the deposit accounts listed on Schedule I attached to the Collection Account Control Agreement.”

(b)           The definition of “Collection Account Control Agreement” is hereby amended and restated as follows:

““Collection Account Control Agreement” means the Deposit Account Control Agreement among Products, PEII, Yandy, the Administrative Agent and Bank of California dated as of October 16, 2020 (as amended, restated, supplemented or otherwise modified from time to time).”

(c)           The defined term “Fortress Excess Cash Account” and each reference thereto is hereby deleted in its entirety.

(d)           Section 8.01(a) of the Credit Agreement is hereby amended and restated as follows:

“(a)         Collection Accounts. The Collection Accounts are subject to the Collection Account Control Agreement providing for the exercise by the Administrative Agent of exclusive dominion and control over, including the sole right of withdrawal from, each Collection Account, and will direct, by a Direction to Pay (or by other substantially similar instructions satisfactory to the Administrative), all account debtors of the Loan Parties, including, without limitation, Licensees (or their agents), to make payments under or in connection with the applicable Licenses and all other applicable agreements and other documentation directly to a Collection Account.”

(e)           Section 8.03(a) of the Credit Agreement is hereby amended and restated as follows:

“(a)         Pre-Event of Default with a Loan to Value less than 85%. Provided that (i) no Event of Default has occurred and is continuing and (ii)  the Loan to Value is less than 85% as of the last day of the applicable Settlement Period, Borrowers may withdraw at any time during the Settlement Period all amounts on deposit in the Collection Accounts. On or prior to the Quarterly Settlement Date for each Quarterly Settlement Period, Borrowers shall pay the amounts required to be paid pursuant to Section 2.04 and 2.06 to Administrative Agent on behalf of Lenders, as reflected in the Settlement Report provided by the Borrower Representative to the Administrative Agent.”

(f)            Section 8.03(b)(8) of the Credit Agreement is hereby amended and restated to read as follows:

“(8)         eighth,

i.          on the first Monthly Settlement Date of each Quarterly Settlement Period, 33.33% of the lesser of (x) the Quarterly Estimate of the estimated Excess Cash Flow for such Quarterly Settlement Period and (y) the actual Excess Cash Flow for the applicable Monthly Settlement Period, to the Administrative Agent for the account of the Lenders as repayment of outstanding Obligations under this Agreement;

ii.         on the second Monthly Settlement Date of each Quarterly Settlement Period, 66.66% of the lesser of (x) the Quarterly Estimate of the estimated Excess Cash Flow for such Quarterly Settlement Period and (y) the actual Excess Cash Flow for the applicable Monthly Settlement Period, to the Administrative Agent for the account of the Lenders as repayment of outstanding Obligations under this Agreement; and

iii.        on the Quarterly Settlement Date of each Quarterly Settlement Period, to the Administrative Agent for the account of the Lenders as repayment of outstanding Obligations hereunder in an amount equal to the aggregate Excess Cash Flow for such Quarterly Settlement Period, provided that, the amount due pursuant to this Section 8.03(b)(8)(iii) shall be reduced by any payments made to the Administrative Agent for the applicable Quarterly Settlement Period pursuant to sections 8.03(b)(8)(i) and (ii);”

(g)           Section 8.04 of the Credit Agreement is hereby amended and restated as follows:

“Section 8.04     [Reserved].”

2.             Waiver. The Administrative Agent hereby (i) waives any Default or Event of Default that has arisen or may arise under the Credit Agreement as a result of the failure of the Borrower to deliver to the Administrative Agent the 2019 Audited Financial Statements on or before July 31, 2020 and (ii) waive the Control Agreement Requirement solely with respect to the Cash Collateral Account.

3.             Effectiveness. This Amendment and Waiver shall be effective as of the Eleventh Amendment Date when all of the following have been received by Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent:

(a)           counterparts of this Amendment and Waiver duly executed by each of the Borrowers, the Administrative Agent, and Lenders constituting Required Lenders; and

(b)           such other information and documentation as the Administrative Agent may reasonably request.

4.             Release. In consideration of the foregoing amendments to the Credit Agreement, Borrowers and the other Loan Parties signatory hereto or who consent to this Amendment and Waiver (on behalf of themselves and each of their respective Subsidiaries and Affiliates), and, to the extent the same is claimed by right of, through or under any Borrower, for its past, present and future successors in title, representatives, assignees, agents, officers, directors and shareholders, does hereby and shall be deemed to have forever remised, released and discharged Lenders and Administrative Agent, and their respective Affiliates, and any of the respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any Lender or any of its Affiliates would be liable if such persons or entities were found to be liable to any Borrower or any other Loan Party, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to the Credit Agreement or any of the other Loan Documents, and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Except for the obligations, assignments and agreements set forth herein, each Borrower and each Loan Party hereby warrants, represents and agrees that it is fully aware of the provisions of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Each Borrower hereby agrees that if and to the extent California law is applicable to the interpretation and enforcement of this letter agreement, each such Person expressly agrees to incorporate California Civil Code Section 1542 into this letter agreement and thereupon voluntarily waives the provisions of California Civil Code Section 1542, and any other similar law, as to any and all claims, demands, causes of action, or charges, known or unknown, and further agree that this waiver is a material aspect of the consideration for entering into letter agreement. Each Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it may have under any provision of any jurisdiction that provides that a general release does not extend to claims which the creditor does not know or suspect to exist in the creditor’s favor at the time of executing the release, which if known by the creditor have materially affected the creditor’s settlement with the debtor, or any law of the any state or territory of the United States or any foreign country or principle of common law that is similar or analogous. Each Borrower hereby agrees and acknowledges that the foregoing waiver was separately bargained for. This waiver is an essential term of this Amendment and Waiver, without which Lenders would not have agreed to execute this Amendment and Waiver. The release contained herein and the related provisions shall survive the termination of the Credit Agreement and payment in full of the Obligations.

5.             Representations and Warranties.

(a)           Each Borrower hereby represents and warrants that, as of the date hereof: (i) it has all requisite power and authority to enter into this Amendment and Waiver and to carry out the transactions contemplated hereby; (ii) the execution and delivery of this Amendment and Waiver, and performance of this Amendment and Waiver and the Credit Agreement as amended hereby, have been duly authorized by all necessary corporate or other organizational action on the part of such Borrower; (iii) this Amendment and Waiver has been duly executed and delivered; and (iv) this Amendment and Waiver (and the Credit Agreement as amended hereby) is the legally valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principle of equity, regardless of whether considered in a proceeding in equity or at law.

(b)           Each Borrower hereby represents and warrants that, as of the date hereof, except as set forth in Annex I hereto, no changes to Schedule 4.01, 4.06 and 4.07 of the Credit Agreement are necessary to make the corresponding representations and warranties in the Credit Agreement true, correct and complete as of the date hereof.

(c)           Each Borrower hereby represents and warrants that, as of the date hereof, to the best of its knowledge, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the other Loan Documents (in each case, as amended hereby).

6.             Counterparts; Severability; Integration. This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement via fax or in “.pdf’ format by electronic mail shall be binding, and as effective as delivery of a manually executed counterpart, and may be used as admissible evidence that the party so transmitting intends to be bound by the terms set forth herein. All provisions of this Amendment and Waiver are severable, and the unenforceability or invalidity of any of the provisions of this Amendment and Waiver shall not affect the validity or enforceability of the remaining provisions of this Amendment and Waiver. Should any part of this Amendment and Waiver be held invalid or unenforceable in any jurisdiction, the invalid or unenforceable portion or portions shall be removed (and no more) only in that jurisdiction, and the remainder shall be enforced as fully as possible (removing the minimum amount possible) in that jurisdiction. This Amendment represents the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings with respect thereto, both written and oral. This Amendment and Waiver may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no promises, undertakings, representations or warranties by any party hereto relative to the subject matter hereof not expressly set forth or referred to herein, and there are no unwritten or oral agreements between the parties.

7.             Governing Law: Consent to Jurisdiction: WAIVER OF JURY TRIAL. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard for its conflicts of laws principles. Sections 10.13 and 10.14 of the Credit Agreement are hereby incorporated by reference as if fully stated herein. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND WAIVER AND FOR ANY COUNTERCLAIM THEREIN.

8.             Loan Document; Successors and Assigns. This Amendment and Waiver shall be deemed to be a Loan Document. This Amendment and Waiver shall be binding upon each of the Borrowers, the Lenders, the Administrative Agent, and each of their respective successors and permitted assigns and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto and any other indemnified parties hereunder and their respective successors, permitted assigns and representatives.

9.             No Other Modification. The amendments and waiver set forth in Section 1 herein are limited as specified and shall not constitute or be deemed to constitute (i) an amendment, waiver or modification of, or consent to any deviation from, the terms and conditions of the Credit Agreement or any other Loan Document, except as expressly set forth herein, or (ii) an agreement by the Administrative Agent, or any Lender to consent to any future amendment, waiver, modification or consent with respect to any provision of the Credit Agreement or any other Loan Document. Except as expressly set forth herein, the Credit Agreement and each other Loan Document shall remain in full force and effect and are hereby confirmed and ratified in all respects, including with respect to any security interest or Lien granted to the Administrative Agent pursuant to the terms of the Loan Documents. Upon the effectiveness of this Amendment and Waiver, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.

10.           No Waiver; Cumulative Remedies. No failure by Administrative Agent or any Lender to exercise any right, remedy, or option under this Amendment and Waiver or any other Loan Document, or delay by Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Administrative Agent or any Lender on any occasion shall affect or diminish Administrative Agent’s and each Lender’s rights thereafter to require strict performance by each Borrower of any provision of this Amendment and Waiver. Administrative Agent’s and each Lender’s rights under this Amendment and Waiver and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Administrative Agent or any Lender may have.

11.           Costs and Expenses. To the extent not already paid by Borrowers, Borrowers agree to reimburse Administrative Agent promptly for all reasonable and documented out of pocket costs and expenses (including the reasonable legal fees and disbursements of its legal counsel) in connection with the preparation and negotiation of this Amendment and Waiver and/or all of the matters relating to the Loan referenced herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS

PRODUCTS LICENSING LLC

By:	/s/ David Israel
Name:	David Israel
Title:	Chief Financial Officer

PLAYBOY ENTERPRISES INTERNATIONAL, INC.

By:	/s/ David Israel
Name:	David Israel
Title:	Treasurer

PLAYBOY ENTERPRISES, INC.

By:	/s/ David Israel
Name:	David Israel
Title:	Treasurer

YANDY ENTERPRISES LLC

By:	/s/ David Israel
Name:	David Israel
Title:	Manager

Signature Page to Eleventh Amendment to Credit Agreement and Waiver

Administrative Agent:
DBD CREDIT FUNDING LLC

	By:	/s/ Constantine Dakolias
	Name:	Constantine Dakolias
	Title:	President

Signature Page to Eleventh Amendment to Credit Agreement and Waiver

Lenders:
FLF I AB HOLDINGS FINANCE L.P.

By: FLF I AB Holdings Finance CM LLC, as Servicer
By: Fortress Lending I Holdings L.P., its sole member
By: Fortress Lending Advisors LLC, its investment

	By:	/s/ Constantine Dakolias
	Name:	Constantine Dakolias
	Title:	President

Signature Page to Eleventh Amendment to Credit Agreement and Waiver

FLF I HOLDINGS FINANCE L.P.

By: FLF I Holdings Finance CM LLC, as Servicer
By: Fortress Lending I Holdings L.P., its member
By: Fortress Lending Advisors LLC, its investment manager

By:	/s/ Constantine Dakolias
Name:	Constantine Dakolias
Title:	President

Signature Page to Eleventh Amendment to Credit Agreement and Waiver

FORTRESS CREDIT OPPORTUNITIES VI CLO LIMITED

By: FCOO CLO Management LLC, its collateral manager

By:	/s/ Constantine Dakolias
Name:	Constantine Dakolias
Title:	President

Signature Page to Eleventh Amendment to Credit Agreement and Waiver

FORTRESS CREDIT OPPORTUNITIES VII CLO LIMITED

By: FCO VII CLO CM LLC, its collateral manager

By:	/s/ Constantine Dakolias
Name:	Constantine Dakolias
Title:	President

Signature Page to Eleventh Amendment to Credit Agreement and Waiver

FORTRESS CREDIT OPPORTUNITIES IX CLO LIMITED

By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Constantine Dakolias
Name:	Constantine Dakolias
Title:	President

Signature Page to Eleventh Amendment to Credit Agreement and Waiver

FORTRESS CREDIT OPPORTUNITIES XI CLO LIMITED

By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Constantine Dakolias
Name:	Constantine Dakolias
Title:	President

Signature Page to Eleventh Amendment to Credit Agreement and Waiver

MGG SPECIALTY FINANCE FUND II LP
MGG SF EVERGREEN FUND LP
MGG CANADA FUND LP
MGG (BVI) LIMITED
MGG SF EVERGREEN UNLEVERED FUND LP MGG SF DRAWDOWN UNLEVERED FUND II LP MGG SF DRAWDOWN UNLEVERED FUND II (LUXEMBOURG) SCSp
MGG OFFSHORE FUNDING I, LLC
MGG SF DRAWDOWN UNLEVERED MASTER FUND II (CAYMAN) LP
MGG SF EVERGREEN UNLEVERED MASTER FUND II (CAYMAN) LP
MGG INSURANCE FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.
By: MGG Investment Group LP, on behalf of each of the above, as Authorized Signatory

By:	/s/ Kevin Griffin
Name:	Kevin Griffin
Title:	Chief Executive Officer

Signature Page to Eleventh Amendment to Credit Agreement and Waiver